Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (File No. 333-143104 and No. 333-198197) and in Registration Statement on Form S-3 (File No. 333-196568) of Bay Bancorp, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Bay Bancorp, Inc., for the year ended December 31, 2014.

/s/ McGladrey LLP

Frederick, Maryland

March 31,  2015